As filed with the Securities and Exchange Commission on February 19, 2004.

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTRADA NETWORKS, INC.

(exact name of registrant as specified in its charter)

Delaware	3577	33-0676350
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. employer
of incorporation or organization)	Classification Code Number)	Identification No.)

12 Morgan

Irvine, California 92618

(949) 588-2070

(Address, including zip code, and telephone number, including area code, of registrant's principal offices)

KANWAR J.S. CHADHA, Ph. D.

Chief Executive Officer

Entrada Networks, Inc.

12 Morgan

Irvine, California 92618

(949) 588-2070

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

W. RAYMOND FELTON, ESQ.

Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP

Metro Corporate Campus I

Post Office Box 5600

Woodbridge, New Jersey 07095

(732) 549-5600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box :

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box :

Calculation of Registration Fee
Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee
Common Stock, par value $.001 per share	650,000	$0.19	$ 123,500	$15.65

(1) In addition, this registration statement also covers any additional shares of common stock which become issuable under the 2000 Stock Incentive plan described in this registration statement by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of Entrada’s outstanding shares of common stock.

(2) The shares under the plan are to be offered at prices not currently determinable. Pursuant to Rule 457(h), the offering price for the shares is estimated solely for the purpose of computing the registration fee and is based on the closing price of the common stock on February 17, 2004, $0.19, as reported on the Over the Counter BB System.

Entrada hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The contents of Registration Statement on Form S-8, File No. 333-51850 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 19th day of February 2004.

ENTRADA NETWORKS, INC.

By: /s/ Kanwar J.S. Chadha

Kanwar J.S. Chadha, Ph.D.,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
By: /s/ Kanwar J.S. Chadha	Chairman, President, Director,	February 19, 2004

Kanwar J.S. Chadha, Ph.D.	Chief Executive Officer

By: /s/ Leonard Hecht_____	Director	February 19, 2004

Leonard Hecht

By: /s/ Rohit Phansalkar ____	Director	February 19, 2004

Rohit Phansalkar

By: /s/ Davinder Sethi ______	Vice Chairman, CFO,	February 19, 2004

Davinder Sethi, Ph.D.	Principal Accounting Officer,
Director

By: ______	Director	February 19, 2004

Raymond Ngan

Item 16.    Exhibits

Exhibit No.	Description of Documents
5	Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP -
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP – Included in Exhibit 5